Exhibit 99.1

Resaca Exploitation and Cano Petroleum File Form S-4 with Securities and Exchange Commission

HOUSTON & FORT WORTH, Texas—(BUSINESS WIRE)—Resaca Exploitation, Inc. (AIM: RSX and RSOX) and Cano Petroleum, Inc. (NYSE Amex: CFW) today announced that on Friday, October 23, 2009, Resaca filed a Form S-4 with the Securities and Exchange Commission. Once approved by the SEC, the Form S-4 will serve as a prospectus for Resaca shareholders as well as a joint proxy statement for both Resaca shareholders and Cano stockholders to vote on the proposed merger of the two companies, in addition to other matters to be voted on as discussed therein.

Those interested in reading the Form S-4 submission to the SEC can find it at www.sec.gov under Resaca Exploitation, Inc. filings or on Resaca’s website at www.resacaexploitation.com.

About Resaca

Resaca is an independent oil and gas development and production company based in Houston, Texas. Resaca is focused on the acquisition and exploitation of long-life oil and gas properties, utilizing a variety of primary, secondary and tertiary recovery techniques. Resaca’s current properties are located in the Permian Basin of West Texas and Southeast New Mexico. Resaca trades on the AIM under the ticker symbols RSOX and RSX. Additional information is available at www.resacaexploitation.com.

About Cano

Cano Petroleum, Inc. is an independent Texas-based energy producer with properties in the mid-continent region of the United States. Led by an experienced management team, Cano’s primary focus is on increasing domestic production from proven fields using enhanced recovery methods. Cano trades on the NYSE Amex under the ticker symbol CFW. Additional information is available at www.canopetro.com.

Forward Looking Statements

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Resaca and Cano intend that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Resaca or Cano to obtain additional capital, and other risks and uncertainties described in the both companies’ filings with the Securities and Exchange Commission or with Resaca’s filings with the AIM. The historical results achieved by Resaca or Cano are not necessarily indicative of its future prospects. Neither Resaca nor Cano undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Resaca and Cano. In connection with the proposed transaction, Resaca and Cano have filed documents with the SEC, including the filing by Resaca of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and plan to (a) publish an admission document for the purpose of admitting the issued common stock of the enlarged group to trading on AIM and (b) file with AIM and the SEC other necessary documents regarding the proposed transaction. Investors and security holders of Resaca and Cano are urged to carefully read the Joint Proxy Statement/Prospectus and AIM admission document (when available) and other documents filed with AIM and the SEC by Resaca and Cano because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC by contacting Resaca Investor Relations at (713) 753-1441 or Cano Investor Relations at (817) 698-0900. Investors and security holders may obtain free copies of the documents filed with the SEC and published in connection with the admission to AIM on Resaca’s website at www.resacaexploitation.com or Cano’s website at www.canopetro.com. Information filed with the SEC will be available on the SEC’s website at www.sec.gov. Resaca, Cano and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus and AIM admission document described above. Additional information regarding the directors and executive officers of Resaca is also included in Resaca’s website. Additional information regarding the directors and executive officers of Cano is also included in Cano’s 10-K Amendment, which was filed with the SEC on October 28, 2009.

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Contacts

Resaca Exploitation, Inc.
Chris Work, 713-650-1246
Chief Financial Officer
info@resacaexploitation.com
or
Cano Petroleum, Inc.
Ben Daitch, 817-698-0900
Chief Financial Officer
info@canopetro.com